Exhibit 99.1

EPR PROPERTIES ANNOUNCES PRICING OF EQUITY OFFERING

Kansas City, MO. – January 14, 2016 – EPR Properties (NYSE:EPR) announced today the pricing of its underwritten public offering of 2,250,000 of its common shares of beneficial interest.

The Company will receive approximately $126.6 million of gross proceeds, before deducting underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds from the offering to reduce the outstanding principal balance of its unsecured revolving credit facility. Such application of net proceeds will increase the amounts available under the Company’s unsecured revolving credit facility, which the Company intends to use primarily to fund its ongoing pipeline of acquisition and build-to-suit projects.

J.P. Morgan and KeyBanc Capital Markets are acting as joint bookrunners for the offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be a sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering is being made by means of a prospectus supplement and the accompanying prospectus only. Copies of the prospectus supplement and accompanying prospectus, when available, may be obtained by contacting J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at (866) 803-9204, or KeyBanc Capital Markets, Attention: Prospectus Delivery Department, 127 Public Square, 4th Floor, Cleveland, Ohio 44114 or by telephone at (800) 859-1783.

About EPR Properties

EPR Properties is a specialty real estate investment trust (REIT) that invests in properties in select market segments which require unique industry knowledge, while offering the potential for stable and attractive returns. Our total investments exceed $4.5 billion and our primary investment segments are Entertainment, Recreation and Education. We adhere to rigorous underwriting and investing criteria centered on key industry and property level cash flow standards. We believe our focused niche approach provides a competitive advantage, and the potential for higher growth and better yields.

Contact

EPR Properties

Brian Moriarty 1-888-EPR-REIT

Vice President – Corporate Communications

brianm@eprkc.com

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities

Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our acquisition or disposition of properties, our capital resources, future expenditures for development projects, and our results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “expects,” “pipeline,” “anticipates,” “estimates,” “offers,” “plans,” “would,” “may” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see our filings with the Securities and Exchange Commission, including “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.